Exhibit 99.1

FOR IMMEDIATE RELEASE	For More Information Contact:
August 16, 2011	Roy D. Jones, Chief Financial Officer
(864) 240-5104 or rjones@palmettobank.com

Palmetto Bancshares, Inc. Announces NASDAQ Stock Exchange Listing

Greenville, S.C. – Palmetto Bancshares, Inc., the bank holding company of The Palmetto Bank, announced that shares of its common stock will begin trading on the NASDAQ Capital Market stock exchange effective with the opening of trading on August 18, 2011. Shares of the Company’s common stock will trade under the symbol “PLMT.”

“The listing of our common stock on NASDAQ represents another significant milestone in the 104-year history of The Palmetto Bank,” said Samuel L. Erwin, Chief Executive Officer. “As we continue to grow and mature as a Company, the NASDAQ listing will enable current and potential shareholders greater liquidity to trade in our stock, price visibility into the value of the Company, and increased exposure of our Company outside of our historical operating market. Listing our common stock on a national stock exchange is another important step in our strategic plan to position the Company for the future.”

One of the requirements of the Company’s Private Placement of its common stock with a group of institutional investors that was consummated on October 7, 2010 was for the Company to use its reasonable best efforts to list the shares of its common stock on NASDAQ or another national securities exchange within nine months of the closing date of the Private Placement. The listing of the Company’s shares on the NASDAQ Capital Market fulfills this requirement. Commensurate with the listing, the Company’s Private Trading System, the passive mechanism hosted on the Company’s website that was previously used by buyers and sellers to coordinate trades of its common stock, is no longer necessary and, accordingly, will be terminated upon the effective date of the listing.

Headquartered in Greenville, South Carolina, The Palmetto Bank is a 104-year old independent state-chartered commercial bank and is the fourth-largest banking institution headquartered in South Carolina. The Palmetto Bank has assets of $1.3 billion and serves the Upstate through 29 banking locations in the ten counties of Abbeville, Anderson, Cherokee, Greenville, Greenwood, Laurens, Oconee, Pickens, Spartanburg and York. The Bank specializes in providing personalized community banking services to individuals and small to mid-size businesses including Retail Banking (including Mortgage and Credit Cards), Commercial Banking (including Small Business Banking, Treasury Management and Merchant Services), and Wealth Management (including Trust, Brokerage, Financial Planning, and Insurance). Additional information may be found at the Company’s web site at www.palmettobank.com.

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Addendum to News Release – Forward-Looking Statements

Certain statements in this News Release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions. Forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Factors which could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements include, but are not limited to: (1) the strength of the United States economy in general and the strength of the local economies in which the Company conducts its operations which could result in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio and allowance for loan losses and the rate of delinquencies and amounts of charge-offs, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (2) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the Company, and the timing and amount of future capital raising activities by the Company, if any; and (3) actions taken by banking regulatory agencies related to the banking industry in general and the Company or the Bank specifically. The assumptions underlying the forward-looking statements could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our Company or any person that the future events, plans, or expectations contemplated by our Company will be achieved. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov), including the “Risk Factors” included therein. All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect changes in circumstances or events that occur after the date the forward-looking statements are made.